                                                                    EXHIBIT 99.4


                          NATIONAL MERCANTILE BANCORP
                           1996 STOCK INCENTIVE PLAN
              STOCK OPTION AND STOCK APPRECIATION RIGHT AGREEMENT


     This STOCK OPTION AND STOCK APPRECIATION RIGHT AGREEMENT ("Agreement") is made as of the 19th day of June, 1997 between NATIONAL MERCANTILE BANCORP, a California corporation (the "Company") and Scott A. Montgomery, ("Awardee").

                                R E C I T A L S
                                ---------------

     A. The Board of Directors of the Company adopted the 1996 Stock Incentive Plan (the "1996 Plan") on March 28, 1996 and the 1996 Plan was approved by the shareholders of the Company on June 18, 1997.

     B. The 1996 Plan provides for the granting to selected employees and independent contractors and directors of the Company or any subsidiary of the Company, as the Stock Option Committee (the "Committee") may from time to time determine, of awards involving or which might involve the issuance of shares of common stock, no par value, of the Company (the "Common Stock").

     C. Awardee and Mercantile National Bank (the "Bank") have entered into an Employment Agreement dated as of June 21, 1996, as such agreement may be amended from time to time (collectively, the "Employment Agreement").

     D. Pursuant to the Employment Agreement and under the 1996 Plan, a non-qualified stock option, together with a tandem stock appreciation right, has been granted to Awardee with respect to Seventy Five Thousand (75,000) shares of the Company's Common Stock, on the terms and conditions hereinafter set forth.

     E. The option granted hereby is not intended to qualify as "an incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   GRANT OF OPTION AND SAR.  The Company hereby grants to Awardee as of
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the date hereof (the "Date of Grant") a non-qualified stock option ("Option")
and tandem stock appreciation right ("SAR") with respect to 75,000 shares of Common Stock of the Company ("Base Shares") on the terms and conditions hereinafter set forth. The Date of Grant is June 19, 1997. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the 1996 Plan.

     2.   VESTING.  Subject to the foregoing and the limitations contained
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herein, the Option and Tandem SAR shall be exercisable, on a cumulative basis, with respect to each installment shown below on or after the date of vesting applicable to such installment, as follows:

          Number of Shares                      Date of Earliest
           (Installment)                       Exercise (Vesting)
          ----------------                     ------------------
               37,500                            June 30, 1998
               37,500                          December 31, 1999

     3.   EXERCISE. Awardee may exercise the Option and Tandem SAR by either (a)
          --------
exercising the Option and paying the Exercise Price (as defined below) with respect to the shares of Common Stock underlying the exercised Option (the "Option Shares") or (b) exercising the SAR in which case the Company shall pay to Awardee an amount, in cash or shares of Common Stock, at the discretion of Committee, equal to the excess, if any, of the Fair Market Value of the Common Stock over the Measurement Price (as defined below).

     4.   EXERCISE PRICE OF OPTION AND MEASUREMENT PRICE OF SAR.
          -----------------------------------------------------

     (a) The exercise price (the "Exercise Price") for the Option is One Dollar and Fifty-Nine Cents ($1.59) per share.

     (b) The measurement price (the "Measurement Price") for the SAR is One Dollar and Fifty-Nine Cents ($1.59) per share, which is the Fair Market Value (defined below) per share of the Common Stock on the date of execution of the Employment Agreement.

     (c) The SAR shall entitle Awardee upon exercise (in whole or in part) to receive shares of Common Stock, or cash, or a combination thereof, as the Committee shall determine, in its sole and absolute discretion. The aggregate value to be paid to Awardee upon exercise (i.e., the sum of the amount of cash or Fair Market Value of such shares on the date of exercise) shall equal an amount by which the Fair Market Value per share on the date of exercise of the SAR exceeds the Measurement Price multiplied by the number of shares with respect to which the SAR is exercised on the exercise date.

     (d) The term "Fair Market Value" shall mean the average of the bid and asked price of the Common Stock as quoted on the Nasdaq Stock Market on the applicable date. If, for any reason, no such price is available, Fair Market Value shall mean the fair market value of a share of the Common Stock as determined by the Committee in its sole discretion.

     5.   MINIMUM NUMBER OF SHARES.
          ------------------------

     (a) The minimum number of shares with respect to which the SAR may be exercised at any one time is one hundred (100) except as to an installment subject to exercise, as set forth in paragraph 2 above, for which fewer than one hundred (100) shares are unexercised, in which

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case, as to the exercise of that installment, the number of shares in such installment remaining unexercised shall be the minimum number of shares. The SAR may not be exercised for a fractional share.

     (b) The Option may be exercised in whole or in part from time to time on or after June 30, 1998 until the Expiration Date (subject to the provisions hereof), except that not less than one hundred (100) shares may be purchased at any time unless the number of shares then purchasable hereunder shall be less than one hundred.


     6.  TIME OF EXERCISE.  Any election by Awardee to exercise the Option  or
         ----------------
SAR must be made during the period beginning on the third business day following the release for publication of quarterly or annual financial information and ending on the twelfth business day following such date. This condition of release shall be deemed satisfied when the specified financial data is first made publicly available.

     7.  TERM.  The term of the Option and Tandem SAR commences on the date of
         ----
the grant hereof and, unless sooner terminated as set forth below or in the Plan, terminates on January 1, 2000, with respect to the installment of 37,500 shares vesting on June 30, 1998, and on January 31, 2000, with respect to the installment of 37,500 shares vesting on December 31, 1999. The Option and Tandem SAR shall terminate prior to the expiration of its term in the following circumstances:

     (a) any portion of the Option and Tandem SAR which is not vested at the time Awardee ceases to be employed by the Bank, for any reason, shall expire and be forfeited immediately and automatically,

     (b) any portion of the Option and Tandem SAR which is vested but has not been exercised at the time Awardee ceases to be employed by the Bank, for any reason, shall expire thirty (30) days after the date Awardee ceased to be employed by the Bank,

     (c) if Awardee elects to exercise any portion of the Option, Awardee shall be deemed to have forfeited the SAR with respect to that portion exercised under the Option or

     (d) if Awardee elects to exercise any portion of the SAR, Awardee shall be deemed to have forfeited the Option with respect to that portion exercised under the SAR.

     8.  NOTICE OF EXERCISE.
         ------------------

     (a) The SAR may be exercised, to the extent specified above, by delivering ten (10) days' prior written notice of exercise to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

     (b) The Option may be exercised only by delivery to the Company of a written notice of exercise specifying the number of shares of Common Stock which Awardee then elects to purchase, accompanied by payment in full of the aggregate Exercise Price for such shares, in cash or by check payable to the Company, or in shares of the Company's Common Stock, represented by a certificate duly endorsed, transferring to the Company good and valid title to such shares, such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise.

     9.   NONTRANSFERABILITY; NONASSIGNABILITY.  Neither the SAR nor the Option
          ------------------------------------
is transferable or assignable, except by will or by the laws of descent and distribution or pursuant to the terms of a "qualified domestic relations order" within the meaning of Section 414(p) of the Internal Revenue Code of 1986, as amended, is not subject to execution, attachment or other process, and is exercisable during Awardee's life only by Awardee, or by Awardee's guardian or legal representative regardless of any community property interest therein of the spouse of Awardee or such spouse's successors in interest or a permitted transferee. The terms of the SAR and the Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of Awardee.

     10.  WRITTEN NOTICE.
          --------------

     (a) Any notice hereunder by Awardee shall be given to the Company in writing and such notice and any payment by Awardee hereunder shall be deemed duly given or made only upon receipt thereof at the Company's corporate offices at 1840 Century Park East, Los Angeles, California 90067, or at such other address as the Company may designate by notice to Awardee.

     (b) Any notice or other communication to Awardee shall be in writing and any such communication and any delivery to Awardee hereunder shall be deemed duly given or made if mailed or delivered to Awardee at such address as Awardee shall have on file with the Company or in care of the Company at the address of its corporation offices indicated above.

     11.  THE PLAN.  Each of the SAR and the Option is subject to all the
          --------
provisions of the 1996 Plan, a copy of which is attached hereto, and all of the provisions of the 1996 Plan are hereby made a part of this Agreement, and are further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the 1996 Plan. In the event of any conflict between the provisions of this Agreement and those of the 1996 Plan, the provisions of the 1996 Plan shall control. Terms used in this Agreement shall have the same meanings as the definitions of those terms in the 1996 Plan.

     12.  TAX LIMITATION.  Notwithstanding the foregoing provisions, no portion
          --------------
of the Option and Tandem SAR may be exercised by Awardee to the extent that the exercise of such Option and Tandem SAR will cause an ownership change to occur pursuant to Section 382 of the Internal Revenue Code. Section 382 provides, among other things, that utilization of net operating losses will be restricted if there is a change in ownership of the loss corporation. Changes in ownership are determined by reference to 5% shareholders.

     13.  SHAREHOLDER RIGHTS.  Awardee shall not be entitled to vote, receive
          ------------------
dividends or be deemed for any purpose the holder of any shares of Common Stock to which the Option and Tandem SAR apply until the Option and Tandem SAR shall have been duly

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

exercised to purchase such shares (if any shares are given, as determined by the Board of Directors) in accordance with the provisions of this Agreement.

     14.  EMPLOYMENT RIGHTS.  No provision of this Agreement shall (a) confer
          -----------------
upon Awardee any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Awardee, with or without cause, or (c) confer upon Awardee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. AWARDEE HEREBY ACKNOWLEDGES THAT THE COMPANY AND EACH OF ITS SUBSIDIARIES MAY TERMINATE THE EMPLOYMENT OF AWARDEE AT ANY TIME AND FOR ANY REASON, OR FOR NO REASON, UNLESS AWARDEE AND THE COMPANY OR SUCH SUBSIDIARY ARE PARTIES TO A WRITTEN EMPLOYMENT AGREEMENT THAT EXPRESSLY PROVIDES OTHERWISE.

     15.  NO ADVICE.  The Company is not providing Awardee with advice,
          ---------
warranties, or representations regarding any of the legal, tax or business effects to Awardee with respect to the 1996 Plan or this grant. Awardee is encouraged to seek legal, tax and business advice from his own legal, tax and business advisers as soon as possible. By accepting the grant of this award, Awardee acknowledges that he has not relied on legal, tax or business advice from the law firm of Manatt, Phelps & Phillips, LLP (or any of its partners, employees or independent contractors) with respect to the 1996 Plan or this award and that such law firm represented solely the Company and its affiliates with respect to the 1996 Plan and this award. Awardee specifically waives any actual or apparent conflict of interest of, and release from any liability, such law firm (and its partners, employees and independent contractors) with respect to the 1996 Plan and this award.

     16.  ACKNOWLEDGMENT OF TERMS.  By accepting this grant and by signing this
          -----------------------
instrument, Awardee acknowledges that he is familiar with the terms of the grant and the 1996 Plan, that he has been encouraged by the Company to discuss the grant and the 1996 Plan with his own legal, tax and business advisers, and that he agrees to be bound by the terms of the grant and the 1996 Plan.

     17.  PAYMENT OF WITHHOLDING TAXES.  Awardee acknowledges that federal and
          ----------------------------
state income tax withholding and payroll tax may apply upon exercise of the SAR. Such withholding may be accomplished with respect to the cash compensation (if any) due to Awardee from the Company or its affiliates. If withholding pursuant to the foregoing sentence is insufficient (in the sole judgment of the Company) to satisfy the full withholding obligation, Awardee shall pay to the Company the amount of cash or, if permitted by applicable law and acceptable to the Company, property with a value necessary to satisfy such remaining withholding obligation on the date the SAR is exercised or at a time thereafter specified in writing by the Company.

     18.  GOVERNING LAW.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of California applicable to agreements made and to be performed entirely in California.

     19.  TERMINATION OF EMPLOYMENT.
          -------------------------

     (a) If Awardee ceases to be employed by the Company or a subsidiary of the Company for any reason other than death or permanent disability, the Option shall expire thirty (30) days after the date Awardee ceases to be so employed, unless by their terms they expire sooner. The Option may be exercised by Awardee only within such three month period to the extent they were exercisable on the date of such cessation of employment.

     (b) The Option confer no right upon Awardee with respect to the continuation of his employment with the Company or any of its subsidiaries, and shall not interfere with the right of the Company or a subsidiary, or of Awardee, to terminate his employment at any time.

     20.  ADJUSTMENTS UPON THE OCCURRENCE OF CERTAIN EVENTS.
          -------------------------------------------------

     (a) If the outstanding shares of the Company Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization (excluding the Reclassification as defined in the Employment Agreement), reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the Base Shares pursuant to which the Option and Tandem SAR relate. Any such adjustment in the outstanding Option and Tandem SAR shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option or the aggregate Maintenance Price but with a corresponding adjustment in the price for each Option Share or each Base Share.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Option and Tandem SAR shall terminate; provided, however, that notwithstanding the foregoing, the Company or the Committee may provide to Awardee in writing in connection with such transaction any or all of the following alternatives (separately or in combinations): (i) for the Option and Tandem SAR granted more than six months before such transaction to become immediately exercisable; (ii) for the assumption by the successor corporation of the Option and Tandem SAR or the substitution by such corporation for such Option and Tandem SAR of new Option and Tandem SAR and rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) the continuance of the Option and Tandem SAR in the matter and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such Option and Tandem SAR.

     (c) No adjustment provided for herein shall require the Company to sell a fractional share under the Option.

     21.  DELIVERY OF STOCK CERTIFICATES.  Upon the exercise of all or a portion
          ------------------------------
of the Option, or exercise of all or a portion of the SAR which the Committee, in its sole and absolute discretion, determines to pay in shares of Common Stock, the Company, as promptly as practicable, shall mail or deliver to Awardee a stock certificate or certificates representing the shares then purchased, and will pay all stamp taxes payable in connection therewith. The issuance of such shares and delivery of the certificate or certificates therefor shall, however, be subject to any delay necessary to complete (a) the listing of such shares on any stock exchange upon which shares of the same class are then listed or quoted on the Nasdaq Stock Market, (b) such registration or other qualification of such shares under any state or federal law, rule, or regulation as the Company may determine to be necessary or advisable, and (c) the making of provision for the payment or withholding of any taxes required to be withheld pursuant to any applicable law, in respect of the exercise of the Option or the receipt of such shares.

     22.  WAIVER.  The waiver by the Company of any provision of the Agreement
          ------
shall not operate as or be construed to be a waiver of the same provision or any other provision hereof at any subsequent time or for any other purpose.

     23.  IRREVOCABILITY.  The Option and Tandem SAR shall be irrevocable until
          --------------
it expires as herein provided.

     24.  INTERPRETATION AND CONSTRUCTION.  The interpretation and construction
          -------------------------------
of this Agreement by the Committee shall be final, binding and conclusive. The section headings in this Agreement are for convenience of reference only and shall not be deemed part of, or germane to the interpretation or construction of, this Agreement.

                                   NATIONAL MERCANTILE BANCORP


                                   By: /s/ Howard P. Ladd
                                      -------------------------------------
                                      Howard P. Ladd, Chairman of the Board



                                       /s/ Scott A. Montgomery
                                      -------------------------------------
                                      Scott A. Montgomery, Awardee

     By her signature below, the spouse of Awardee agrees to be bound by all of the terms and conditions of the foregoing Agreement.


                                      /s/ Elaine Bell Montgomery
                                      -------------------------------------
                                      Elaine Bell Montgomery

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